As filed with the Securities and Exchange Commission on October 12, 2023

Registration No. 333-271771

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 5

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

VERSUS SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

____________________

Not Applicable
(Translation of Registrant’s Name into English)

____________________

British Columbia	7374	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1558 West Hastings Street

Vancouver BC V6G 3J4 Canada

(604) 639-4457

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________

Matthew Pierce

Versus Systems Inc.

1370 N. St Andrews Pl

Los Angeles, CA 90028

(310) 242-0228

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

____________________

Copy to:

M. Ali Panjwani, Esq. Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100	Stephen E. Older, Esq. Andrew J. Terjesen, Esq. McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, NY 10020-1104 (212) 548-2000

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Versus Systems, Inc. is filing this Amendment No. 5 to its Registration Statement on Form F-1 (File No. 333-271771) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 8.       Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
1.1**	Form of Placement Agent Agreement
3.1	Notice of Articles of Versus Systems Inc.	F-1	11/20/2020	3.1
3.2	Articles of Versus Systems Inc.	F-1	11/20/2020	3.2
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	1/11/2021	4.1
4.2	Warrant Agent Agreement dated January 20, 2021 between Versus System Inc. and Computershare, including forms of Unit A Warrants and Unit B Warrants.	6-K	1/21/2021	99.2
4.3**	Form of Placement Agent Warrant.
4.4**	Form of Common Warrant
4.5**	Form of Pre-Funded Warrant
5.1**	Opinion of Fasken Martineau DuMoulin, LLP.
5.2**	Opinion of Pryor Cashman LLP.
10.1	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and Brian Tingle.	F-1	11/20/2020	10.1
10.2	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and The Sandoval Pierce Family Trust Established May 20, 2015.	F-1	11/20/2020	10.2
10.3	Employment Agreement dated as of June 30, 2016 among Versus Systems Inc. (formerly Opal Energy Corp.), Matthew D. Pierce and Versus LLC.	F-1	11/20/2020	10.3
10.4	Employment Agreement dated as of May 1, 2019 among Versus Systems Inc., Craig C. Finster and Versus LLC.	F-1	11/20/2020	10.4
10.5	Employment Agreement dated as of May 1, 2020 among Versus Systems Inc., Keyvan Peymani and Versus LLC.	F-1	11/20/2020	10.5
10.6	Form of Warrant of Versus Systems Inc.	F-1	11/20/2020	10.6
10.7	Versus Systems Inc. 2017 Stock Option Plan.	F-1	11/20/2020	10.7
10.8	Acquisition Agreement dated as of March 16, 2016 among Versus Systems Inc. (formerly Opal Energy Corp.), Versus Systems (Holdco) Corp. (formerly Opal Energy (Holdco) Corp.), Versus LLC and the selling members of Versus LLC	F-1	11/20/2020	10.8
10.9#	Software License, Marketing and Linking Agreement dated as of March 6, 2019 between HP Inc. and Versus LLC.	F-1	11/20/2020	10.9
10.10#	Agreement and Plan of Merger among Versus Systems Inc., Wonkavision Merger Sub Inc., Xcite Interactive, Inc. and Front Range Ventures, LLC, dated May 11, 2021.	POS AM F-1	5/28/2021	10.10

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Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.11**	Form of Securities Purchase Agreement by and between Versus Systems Inc. and the purchasers party thereto.
14.1	Code of Conduct and Ethics.	F-1/A	1/11/2021	14.1
21.1	List of Subsidiaries of Versus Systems Inc.	F-1	11/20/2020	21.1
23.1*	Consent of Davidson & Company LLP as an Independent Registered Public Accounting Firm.
23.2*	Consent of Ramirez Jimenez International CPAs
23.3**	Consent of Fasken Martineau DuMoulin, LLP (included in Exhibit 5.1).
23.4**	Consent of Pryor Cashman LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on signature page of initial filing).	F-1	5/9/2023
99.1	Charter of the Audit Committee.	F-1/A	1/11/2021	99.1
99.2	Charter of the Compensation Committee.	F-1/A	1/11/2021	99.2
99.3	Charter of the Nominating and Corporate Governance Committee.	F-1/A	1/11/2021	99.3
107**	Filing Fee Table	F-1	5/9/2023	107

____________

*        Filed herewith.

**      Previously filed.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Versus Systems Inc. has signed this registration statement on October 12, 2023.

VERSUS SYSTEMS INC.
By:	/s/ Matthew Pierce
Matthew Pierce
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Matthew Pierce	Chairman and Chief Executive Officer	October 12, 2023
Matthew Pierce	(Principal Executive Officer)
/s/ Craig Finster	Chief Financial Officer	October 12, 2023
Craig Finster	(Principal Financial and Accounting Officer)
*	Director	October 12, 2023
Keyvan Peymani
*	Director	October 12, 2023
Brian Tingle
*	Director	October 12, 2023
Michelle Gahagan
*	Director	October 12, 2023
Paul Vlasic
*	Director	October 12, 2023
Jennifer Prince
*	Director	October 12, 2023
Shannon Pruitt
*By:	/s/ Matthew Pierce
Matthew Pierce, Attorney-in-Fact

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